Exhibit 23

Consent of Independent Public Accountants

               As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-Q into Industries' previously filed Form S-8 Registration Statement No. 33-30619; Form S-8 Registration Statement No. 33-30621; Form S-8 Registration Statement No. 333-08263; Form S-8 Registration Statement No. 333-19981; Form S-8 Registration Statement No. 333-19983; Form S-8 Registration Statement No. 333-19985; Form S-3 Registration Statement No. 333-22347; Form S-3 Registration Statement No. 333-26847; Form S-3 Registration Statement No. 333-39911 and Form S-4A Registration Statement No. 333-50537.

                                   /s/ Arthur Andersen LLP

Chicago, Illinois

May 13, 1998